Exhibit 99.1

Enfusion Announces Third Quarter 2021 Results

– Revenue Up 46.8% Year Over Year –

December 2, 2021

NEW YORK & LONDON & HONG KONG--(BUSINESS WIRE)--Enfusion, Inc. (“Enfusion”), a leading provider of cloud-based investment management software and services, today announced financial results for the third quarter ended September 30, 2021.

“We had an excellent third quarter and are thrilled with our business results. Our cloud-native SaaS solution continues to deliver the tools investment managers need to better manage their business and operational barriers so they can focus on what they do best – drive results for their clients,” said Thomas Kim, Chief Executive Officer, Enfusion.

Third Quarter 2021 Financial Highlights:

● Total revenue grew to $29.0 million, up 46.8% year over year led by new client signings and growth from existing clients.

● Platform Subscriptions revenue grew to $27.1 million, up 48.4% year over year.

● Managed Services revenue grew to $1.9 million, up 61.5% year over year primarily due to increased adoption from new and existing clients.

● Income from Operations decreased to $4.9 million compared to $6.2 million during the same period in the prior year.

● Net income was $3.3 million compared to net income of $5.6 million during the same period in the prior year.

● Annual Recurring Revenue (ARR) for September 2021 was $119.8 million, up 49.3% from September 2020.

● Net Dollar Retention excluding involuntary churn was 125.9% in the third quarter; NDR including involuntary churn was 122.0%.

Third Quarter 2021 Business Highlights:

●	59 new clients added in the third quarter
●	Total clients equal to 686 as of September 30, 2021

Fourth Quarter and Full Year 2021 Outlook:

Enfusion is providing the following guidance for the fourth quarter and full year 2021:

●	Fourth Quarter 2021 Outlook:
o	Revenue is expected to be in the range of $30.0 million to $30.5 million.
o	Income from Operations is expected to be in the range of ($293) million to ($294) million.
●	Full Year 2021 Outlook:

o	Revenue is expected to be in the range of $109.8 million to $110.3 million.
o	Income from Operations is expected to be in the range of ($277) million to ($278) million.

Webcast and Conference Call:

Enfusion will host a webcast and conference call today at 2:00 PM (PT) / 5:00 PM (ET), during which management will discuss first results and provide commentary on business performance. A question-and-answer session will follow the prepared remarks.

The live audio webcast may be accessed on the Company’s website at: https://ir.Enfusion.com. The conference call can be accessed by dialing (844) 200-6205 (domestic) or (929) 526-1599 (international). The conference ID number is 665653.

A replay of the call via webcast will be available at: https://ir.Enfusion.com for one year.

About Enfusion

Enfusion's investment management software-as-a-service platform removes traditional information boundaries, uniting front-, middle- and back-office teams on one cloud-native system. Through its software, analytics, and middle/back-office managed services, Enfusion creates enterprise-wide cultures of real-time, data-driven intelligence, boosting agility, and powering growth. Enfusion partners with 650+ investment managers from 10 global offices spanning four continents.

Forward-Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including expectations regarding future financial performance.  These forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, as those set forth in the prospectus for our recent offering of Class A common stock that was filed with the SEC on October 22, 2021. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Metrics

Enfusion provides certain key metrics, including annual recurring revenue (“ARR”) and net dollar retention rate. While these numbers are based on what Enfusion believes to be reasonable judgements and estimates of our customer base for the applicable period of measurement, there are inherent challenges in measuring usage and engagement with respect to our online offerings across our customer base. Such challenges and limitations may also affect Enfusion’s understanding of certain details of its business.

Annual Recurring Revenue, or ARR. We calculate ARR monthly by annualizing platform subscriptions and managed services revenue recognized in the last month of the measurement period. We believe ARR provides important information about our future revenue potential, our ability to acquire new clients and our ability to maintain and expand our relationship with existing clients.

Net Dollar Retention Rate. We calculate Net Dollar Retention Rate as of a period end by starting with the ARR for all clients as of twelve months prior to such period end, or Prior Period ARR. We then calculate the ARR from those same clients as of the current period end, or Current Period ARR. Current Period ARR includes expansion within existing clients inclusive of contraction and voluntary attrition, but excludes involuntary cancellations. We define involuntary cancellations as accounts that were cancelled due to the client no longer being in business. We identify involuntary cancellations to be excluded from our Net Dollar Retention Rate calculation based on representations made by the client at the time of cancellation. Our Net Dollar Retention Rate is equal to the Current Period ARR divided by the Prior Period ARR.

We believe Net Dollar Retention Rate is an important metric for us because, in addition to providing a measure of retention, it indicates our ability to grow revenues within existing client accounts.

ENFUSION LTD. LLC

Condensed Consolidated Interim Balance Sheets

(dollars in thousands)

	As of September 30, 2021	As of December 31, 2020
	(Unaudited)
ASSETS
Current Assets:
Cash	$8,432	$13,938
Accounts receivable, net of allowance for doubtful accounts	18,999	12,180
Prepaid expenses and other current assets	8,077	2,793
Total current assets	35,508	28,911
Property and equipment, net	12,498	8,784
Other assets	1,625	1,404
Total assets	$49,631	$39,099

LIABILITIES, PREFERRED UNITS AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,309	$484
Accrued expenses and other current liabilities	8,968	7,666
Current portion of long-term debt	5,000	2,500
Total current liabilities	16,277	10,650
Long-term debt, net of discount and issuance costs	92,535	96,063
Other liabilities	588	430
Total liabilities	109,400	107,143
Commitments and contingencies (Note 7)
Preferred Units:
Class C-1 Units, no par value, 28.777 Units issued and outstanding as of September 30, 2021 and December 31, 2020.	8,901	6,434
Class C-2 Units, no par value, 12.219 Units issued and outstanding as of September 30, 2021 and December 31, 2020.	45,900	44,863
Class D Units, no par value, 12.778 Units issued and outstanding as of September 30, 2021 and December 31, 2020.	115,065	114,218
Total Preferred Units	169,866	165,515
Members’ equity (deficit):
Class A Units, no par value, 47.968 Units issued and outstanding as of September 30, 2021 and December 31, 2020.	(229,329)	(233,347)
Accumulated other comprehensive loss	(306)	(212)
Total Members' equity (deficit)	(229,635)	(233,559)
Total liabilities, Preferred Units and Members' equity (deficit)	$49,631	$39,099

ENFUSION LTD. LLC

Condensed Consolidated Interim Statements of Operations

(dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUES:
Platform subscriptions	$27,136	$18,282	$74,323	$52,753
Managed services	1,890	1,170	5,184	3,075
Other	19	333	340	1,077
Total net revenues	29,045	19,785	79,847	56,905

COST OF REVENUES:
Platform subscriptions	6,842	4,792	18,262	12,743
Managed services	1,029	428	2,847	1,877
Other	224	173	572	580
Total cost of revenues	8,095	5,393	21,681	15,200
Gross profit	20,950	14,392	58,166	41,705

OPERATING EXPENSES:
General and administrative	8,546	4,509	22,385	12,574
Sales and marketing	4,901	2,068	12,323	6,615
Technology and development	2,600	1,642	6,844	4,521
Total operating expenses	16,047	8,219	41,552	23,710
Income from operations	4,903	6,173	16,614	17,995

NON-OPERATING INCOME (EXPENSE):
Interest expense	(1,485)	(365)	(4,287)	(1,092)
Other income (expense)	29	—	29	1
Total non-operating income (expense)	(1,456)	(365)	(4,258)	(1,091)

Income before income taxes	3,447	5,808	12,356	16,904
Income taxes	154	228	704	656
Net income	$3,293	$5,580	$11,652	$16,248

Contacts:

Investors

Brian Murphy

EnfusionIR@icrinc.com

Media

Prosek Partners

pro-enfusion@prosek.com

Source: Enfusion, Inc.